                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[X]    Preliminary Proxy Statement                   [  ]   Confidential, for Use of the Commission Only (as
                                                            permitted by Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Under Rule 14a-12

                       UNITED INVESTORS INCOME PROPERTIES
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1)      Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transaction applies:

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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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 (4)   Proposed maximum aggregate value of transaction:

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 (5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)    Amount previously paid:

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(2)    Form, Schedule or Registration Statement No.:

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(3)    Filing Party:

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(4)      Date Filed:
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
                                PRELIMINARY COPY

                       UNITED INVESTORS INCOME PROPERTIES
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071
                                 (800) 217-9608

                               February [__], 2005

Dear Limited Partner:

         We write to request your consent to an amendment (the "Amendment") of the Agreement of Limited Partnership (the "Partnership Agreement") of United Investors Income Properties, a Missouri limited partnership (your "Partnership"), to eliminate certain limitations on the terms of financings that United Investors Real Estate, Inc., the general partner of your Partnership (the "General Partner"), may obtain on behalf of the Partnership. Your Partnership intends to finance one or more of its multifamily apartment properties (the "Properties") by obtaining loans secured by the Properties from one or more third party lenders (collectively, the "Financings" and individually, a "Financing"). The Amendment will provide the Partnership greater flexibility with respect to the terms of these Financings, and as a result, could result in Financings on terms more advantageous to the Partnership than permitted under the existing Partnership Agreement.

         After each Financing, the Partnership plans to distribute the resulting net proceeds in accordance with the terms of the Partnership Agreement. The Partnership intends to initially obtain a $3,380,000 loan secured by a first mortgage on Meadow Wood, a 85-unit apartment complex located in Medford, Oregon (the "Meadow Wood Financing"). The General Partner anticipates that the limited partners of the Partnership will receive approximately $54.00 per unit of limited partnership interest (a "unit" or collectively, "units") as a result of the Meadow Wood Financing. However, there can be no assurance as to the amount of the distributions or that the Meadow Wood Financing will be consummated on the terms and conditions described in the attached Consent Solicitation Statement, on different terms and conditions, or at all.

         The General Partner is of the opinion that the Financings at the current time would contain loan terms that would be relatively favorable to the Partnership. If the Amendment is not adopted, the Partnership will continue to operate the Properties, and there can be no assurance that the General Partner can finance the Properties on terms permitted by the Partnership Agreement, the Partnership will make any future distributions to the limited partners, the limited partners will receive distributions equal to any future taxable income generated from operation, the Properties can continue to be operated without substantial improvements, or a sale of the Properties on favorable terms will be possible in the future.

         The consent of a majority in interest of the limited partners of the Partnership is required to approve the Amendment. As of December 31, 2004, 61,063 units of limited partnership interest were issued and outstanding. Affiliates of the General Partner own 24,429, or approximately 40%, of the outstanding units and will consent to the proposed Amendment.

         The General Partner recommends that you consent to the Amendment by completing, dating and signing the enclosed Consent Form and returning it in the enclosed pre-addressed, postage-paid envelope.

         Please note that this solicitation will expire at midnight, New York City time, on February [__], 2005. Questions and requests for assistance may be directed to the Solicitation Agent, The Altman Group, Inc., at its address set forth below.

                                        Very truly yours,

                                        UNITED INVESTORS REAL ESTATE, INC.

                           THE SOLICITATION AGENT IS:

                             THE ALTMAN GROUP, INC.

By Mail, Overnight Courier or Hand:     By Facsimile:     For Information please call:
    1275 Valley Brook Avenue           (201) 460-0050       TOLL FREE (800) 217-9608
   Lyndhurst, New Jersey 07071

                                PRELIMINARY COPY

                       UNITED INVESTORS INCOME PROPERTIES
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071
                                 (800) 217-9608

                         CONSENT SOLICITATION STATEMENT

                               FEBRUARY [__], 2005

         This Consent Solicitation Statement is being furnished to limited partners (the "Limited Partners") of record as of the close of business on February [__], 2005 (the "Record Date"), of United Investors Income Properties, a Missouri limited partnership (the "Partnership"), in connection with the solicitation of consents to an amendment (the "Amendment") of the Partnership's Agreement of Limited Partnership (the "Partnership Agreement") eliminating certain limitations on the terms of financings that United Investors Real Estate, Inc., the general partner of your Partnership (the "General Partner"), may obtain on behalf of the Partnership. YOUR PARTICIPATION IS IMPORTANT.

         This Consent Solicitation Statement is being solicited by the General Partner on behalf of the Partnership. This Consent Solicitation Statement, and the accompanying form of Consent of Limited Partner (the "Consent Form"), are first being mailed to Limited Partners on or about February [__], 2005.

         Your Partnership intends to finance its multifamily apartment properties (the "Properties") by obtaining loans secured by the Properties from one or more third party lenders that are structured as variable rate loans (collectively, the "Financings" and individually, a "Financing"). The Partnership Agreement grants the General Partner the limited authority to enter into financing transactions that provide for full amortization of the loan over a period of not more than 30 years, subject to certain exceptions. The Amendment eliminates this restriction on the General Partner's authority and therefore provides the Partnership greater flexibility with respect to the terms of these Financings, and as a result, could result in Financings on terms more advantageous to the Partnership than permitted under the existing Partnership Agreement.

         After each Financing, the Partnership will distribute the resulting net proceeds in accordance with the terms of the Partnership Agreement. The Partnership intends to initially obtain a $3,380,000 loan secured by a first mortgage on Meadow Wood, a 85-unit apartment complex located in Medford, Oregon (the "Meadow Wood Financing"). The General Partner anticipates that the Limited Partners of the Partnership will receive approximately $54.00] per unit of limited partnership interest (a "unit" or collectively, "units") as a result of the Meadow Wood Financing. However, there can be no assurance as to the amount of the distributions or that the Meadow Wood Financing will be consummated on the terms and conditions described in this Consent Solicitation Statement, on different terms and conditions, or at all.

         The General Partner is of the opinion that the Financings at the current time would contain loan terms that would be relatively favorable to the Partnership. Your General Partner regularly evaluates whether your Partnership should engage in various transactions by considering numerous factors, such as the Partnership's financial position, prevailing conditions in real estate and capital markets conditions, availability of favorable financing, tax considerations, and whether a sale would be in the best interests of the Partnership and the Limited Partners.

         If the Amendment is not adopted, the Partnership will continue to operate the Properties, and there can be no assurance that the General Partner can finance the Properties on terms permitted by the Partnership Agreement, the Partnership will make any future distributions to the Limited Partners, the Limited Partners will receive distributions equal to any future taxable income generated from operation, the Properties can continue to be operated without substantial improvements, or the sale of the Properties on favorable terms will be possible in the future.

         The consent of a majority in interest of the Limited Partners of the Partnership is required to approve the Amendment. Affiliates of the General Partner own 24,429, or approximately 40%, of the outstanding units and will consent to the proposed Amendment. Accordingly, other Limited Partners owning more than 6,108.61, or approximately 10.01%, of the outstanding units must vote in favor of the Amendment in order for the Amendment to be approved.

         THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS CONSENT TO THE AMENDMENT.

         THIS SOLICITATION OF CONSENTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY [__], 2005 (THE "EXPIRATION DATE") UNLESS SUCH DATE IS EXTENDED BY THE GENERAL PARTNER IN ITS DISCRETION AS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT (THIS DATE, AS SO EXTENDED, BEING REFERRED TO IN THIS CONSENT SOLICITATION STATEMENT AS THE "EXPIRATION DATE").

         In connection with the Amendment and pursuant to the Partnership Agreement, special counsel for the Partnership has rendered an opinion to the Partnership to the effect that the Amendment will not impair the limited liability of the Limited Partners. A copy of this legal opinion is attached to this Consent Solicitation Statement as Exhibit A.

         Questions and requests for assistance may be directed to the Solicitation Agent, The Altman Group, Inc., at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, telephone (800) 217-9608.

                                  RISK FACTORS

         There are risks associated with the approval and the rejection of the Amendment. In addition, the General Partner is an affiliate of AIMCO Properties, L.P., which, together with its other affiliates, may have interests that conflict with the interests of the Limited Partners. You should consider the following risks carefully:

RISKS IF THE AMENDMENT IS APPROVED

         THE GENERAL PARTNER WILL HAVE THE AUTHORITY TO OBTAIN FINANCING ON TERMS UNRESTRICTED BY THE PARTNERSHIP AGREEMENT. The Partnership Agreement provides that the General Partner has no authority to obtain financing unless the financing, among other things, fully amortizes over a period of no more than 30 years. The restrictions, however, do not apply to financings in an aggregate amount of up to 25% of the fair market value of all Properties or where the Partnership establishes and holds a reserve in the amount of the balloon payment. The Amendment will remove the provisions in the Partnership Agreement that restrict the terms of financings that the Partnership may obtain. Without these restrictions, the General Partner may be able to enter into financings subject to terms that may increase the risks of an investment in the Partnership, such as a greater risk of defaulting on the loans and losing the Properties.

         FUTURE PARTNERSHIP ACTIONS MAY REQUIRE THE CONSENT OF THE LENDER, WHICH MAY DELAY THE ACTION OR INCREASE THE COSTS OF SUCH ACTION OR BOTH. After the Amendment is approved and adopted, the Partnership intends to enter into loan agreements with the lenders in connection with the Financings. The loans will be secured by the Properties, and the General Partner anticipates that the lenders may impose restrictions on transactions involving the Properties or the Partnership itself that may or may not be in the ordinary course of the Partnership's business. It is also possible that the Financings may not be available on terms favorable to the Partnership or at all. In that event, the General Partner may enter into financings with other lenders who may impose restrictions on, among other things, the sale of a Property and certain ownership transfers of the Partnership. Obtaining lender consent to such action may delay the Partnership actions that require such lender consent, and the lender could require a fee in connection with granting its consent to such action.

         THE FINANCINGS WILL IMPOSE OTHER REQUIREMENTS ON THE PARTNERSHIP. Loan agreements also typically contain covenants on the part of the borrower agreeing to take certain actions, such as repairing and maintaining the Properties, maintaining certain levels of insurance coverage, and notifying the lender of certain events. These requirements may result in additional costs to the Partnership in the operation of its business that the Partnership would not have absent the mortgage loans.

         THE FINANCINGS WILL INCREASE THE COSTS OF PARTNERSHIP OPERATION. The Partnership does not currently owe any indebtedness secured by mortgages on the Properties. After the Financings are obtained, the Partnership's liabilities will increase significantly, and the Partnership will incur interest expense with respect to the mortgage loans. The interest expense reduces the net income of the Partnership and increases the costs of operating the Partnership and its Properties. There can be no assurance that, as a result of these increased costs to the Partnership, the Partnership's operating income will be sufficient to cover its operating expenses, the Partnership will make any distributions in the future, or that the Partnership will not default on its mortgage loans.

         AFTER THE CONSUMMATION OF THE FINANCINGS, THE PARTNERSHIP MAY LOSE ITS PROPERTIES. If the Partnership is not able to repay its indebtedness in full when due, the holder of such debt may be able to exercise remedies at law or in equity, as it deems appropriate. Those remedies include foreclosing on the Properties or obtaining a judgment against the Partnership and executing that judgment against the Properties. Under current federal tax law, a transfer of such Property in satisfaction of Partnership indebtedness with respect to a Property that is recourse as to the Partnership will result in (A) a deemed sale or exchange of the Property, thereby resulting in taxable gain or loss equal to the difference between the lesser of (i) the fair market value of the Property, or (ii) the amount of such indebtedness, and the tax basis (which has been reduced because of prior years' depreciation deductions) of the Property, and
(B) cancellation of indebtedness ("COD") income, if any, to the extent the amount of the indebtedness exceeds the fair market value of the Property plus the amount of other Partnership indebtedness that is not repaid and to which the property is not taken subject to. This taxable gain and COD income will pass through and will be taxable to the partners of the Partnership. Under current federal tax law, a transfer of a Property in satisfaction of Partnership indebtedness that is nonrecourse as to the Partnership will result in (A) a deemed sale or exchange of the Property, thereby resulting in taxable gain or loss equal to the difference between the amount the mortgage indebtedness and the tax basis (which has been reduced because of prior years' depreciation deductions) of the Property, and (B) cancellation of indebtedness ("COD") income, if any, to the extent that other Partnership indebtedness is not repaid and to which the Property is not taken subject to. This taxable income and COD income, if any, will pass through and will be taxable to the partners of the Partnership.

         The Partnership Agreement provides that the Partnership will be dissolved upon the sale of all interests in the Partnership's real estate. A partner also would recognize gain or loss on any liquidation of its interest in the Partnership to the extent of the difference between the sum of the amount of cash (including a deemed distribution of cash as a result of a reduction in a partner's share of Partnership liabilities) and other property distributed to the partner and the partner's adjusted basis in his or her Partnership interest after adjustment for any gain or loss from operation of the Properties, including any gain or loss from a transfer of the Properties by the Partnership, and COD income, if any, recognized by the Partnership, through the date of the Partnership's dissolution. If a partner possesses suspended tax losses, tax credits, or other items of tax benefit, such items may potentially be used to reduce any tax liability that arises with respect to any gain recognized as a result of a transfer of the Properties by the Partnership, COD income, or any gain that is recognized upon liquidation of a partner's interest in the Partnership.

         In that event, it is likely that partners would need to use funds from other sources to satisfy any tax liabilities resulting from the recognition of any gain relating to a transfer of the Properties by the Partnership or COD income, or any gain that is recognized upon liquidation of a partner's interest in the Partnership.

         CONTINUATION OF THE PARTNERSHIP; NO TIME FRAME REGARDING SALE OF THE PROPERTIES. The General Partner proposes to continue to operate the Partnership and has no current intention to sell the Partnership's Properties and liquidate the Partnership. Thus, the Financings reduce the likelihood that a Limited Partner will receive the return of his or her investment in the Partnership through the sale of the Properties. The prospectus, dated February 29, 1988, pursuant to which the units were sold, indicated that the Partnership was intended to be self-liquidating and that it was anticipated that the Partnership's Properties would be sold within five to ten years of their acquisition, provided market conditions permit. The prospectus also indicated that there would be no assurance that the partnership would be able to so liquidate and that, unless sooner terminated as provided in the Partnership Agreement, the existence of the Partnership would continue until the year 2018. It is not currently known when the Properties owned by the Partnership may be sold. There may be no way to liquidate your investment in the Partnership in the future until the Properties owned by the Partnership are sold.

         AFFILIATES OF THE GENERAL PARTNER WILL CONTINUE TO RECEIVE FEES. Affiliates of the General Partner manage the Properties and receive management fees equal to 5% of gross receipts from the Properties. The Partnership paid affiliates of your General Partner approximately $63,000, $88,000 and $95,000 in management fees during the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively. Affiliates of the General Partner received reimbursement of accountable administrative expenses amounting to approximately $73,000, $84,000 and $94,000 during the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively.

         For acting as real estate broker in connection with the 1999 sale of Peachtree Corners Medical Building, the General Partner earned a real estate commission of approximately $21,000. However, this amount is not payable until the Limited Partners receive an amount equal to their adjusted capital investment and a cumulative distribution equal to an 8% annual return from the last additional closing date or, if greater, a 6% cumulative annual return from their date of admission to the Partnership. At September 30, 2004, the Limited Partners had not received their return.

         Further, the Partnership insures its properties up to certain limits through coverage provided by an affiliate of your General Partner, which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty and vehicle liability. The Partnership insures its properties above those limits through insurance policies obtained by Apartment Investment and Management Company ("AIMCO") from insurers unaffiliated with the General Partner. During the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Partnership was charged by affiliates of the General Partner approximately $24,000, $23,000 and $28,000, respectively, for insurance coverage and fees associated with policy claims administration.

         THERE IS NO ACTIVE TRADING MARKET FOR YOUR UNITS. Although the units are registered with the Securities and Exchange Commission (the "SEC"), there is no active trading market for the units. There may be a limited number of prospective buyers for your units in the future, and you may find it difficult to liquidate your investment at a price that exceeds the amounts you might receive on the liquidation and dissolution of the Partnership. The General Partner cannot predict when the Properties will be sold or otherwise disposed of.

         YOU MAY BE REQUIRED TO HOLD YOUR UNITS INDEFINITELY. It is not known whether or when the Properties may ultimately be sold. Therefore, there may be no way to liquidate your investments in the Partnership in the future until the Properties are sold and your Partnership is liquidated.

         THE VALUE OF THE PROPERTIES MAY DECLINE, AND YOUR INVESTMENT WILL CONTINUE TO BE AT RISK. The Partnership will continue to bear the investment risk associated with the continued ownership of the Properties. The future success of the Partnership will depend upon many factors beyond the control of the General Partner, including competitive activity, the need for capital expenditures, prevailing economic and market conditions and financial, business and other factors. These factors, and others, may cause the value of the Properties and the Partnership to decline.

         AIMCO PROPERTIES AND ITS AFFILIATES CONTROL YOUR PARTNERSHIP. Decisions with respect to the day-to-day management of your Partnership are the responsibility of the General Partner. The General Partner is affiliated with AIMCO Properties, which may control actions of the General Partner. In addition, AIMCO Properties and its affiliates hold 24,429, or approximately 40%, of the outstanding units. Under the Partnership Agreement, Limited Partners holding a majority of the outstanding units must approve certain transactions, including certain amendments to the Partnership Agreement and the sale of all or substantially all of the Partnership's assets. AIMCO Properties and its affiliates can significantly influence, and may have the ability to control under certain circumstances, some voting decisions with respect to the Partnership.

RISKS IF THE AMENDMENT IS NOT APPROVED

         THE PARTNERSHIP AGREEMENT CURRENTLY LIMITS THE FINANCING TERMS AVAILABLE TO THE PARTNERSHIP. The Partnership Agreement currently limits the types of financings into which the Partnership may enter. The Amendment eliminates these limitations. If the Partnership remains subject to those limitations contained in the

Partnership Agreement, the Partnership may not be able to obtain Financings on terms that would be most favorable to the Partnership.

         FINANCING TERMS IN THE FUTURE MAY NOT BE AS FAVORABLE AS THOSE CURRENTLY AVAILABLE. Recently, interest rates of mortgage loans have been at historically low levels. As a result, a Financing at this time would provide distributions to the partners of the Partnership at a relatively low cost. Accordingly, the General Partner is of the opinion that a Financing at the current time would be on terms favorable to the Partnership. If the Amendment is not approved, the General Partner may not be able to consummate the Financings at this time or on similar terms in the future.

                                 THE FINANCINGS

REASONS FOR THE FINANCINGS

         The General Partner is of the opinion that the Financings at the current time would contain loan terms that would be relatively favorable to the Partnership.

USE OF PROCEEDS

         Proceeds from the Financings will be used to, among other things, pay transaction fees and expenses associated with the Financings, fund certain escrow accounts as required by the lenders, and fund capital expenditures. After the proceeds of the Financings have been paid for these items and other Partnership needs, the remaining proceeds will be distributed to the partners of the Partnership in accordance with the Partnership Agreement.

         The Partnership Agreement provides that the Partnership will distribute the proceeds of a financing to the partners. The following table contains a summary of the estimated allocation to Limited Partners of the proceeds to the Partnership from the proposed Meadow Wood Financing, assuming the Financing is completed on December 31, 2004 on the terms described in this Consent Solicitation Statement. These calculations are estimates based upon information currently available to the General Partner, and there can be no assurance that these estimates will prove accurate or that the Partnership will be able to complete the Financing on the terms described in this Consent Solicitation Statement, on similar terms or at all.

Gross mortgage balance                                            $3,380,000
Plus: Cash and cash equivalents                                      181,686
Plus: Other partnership assets                                        22,660
Less: Accounts payable, accrued expenses and other liabilities       (83,009)
Less: Brokerage commission                                          (101,400)
Less: Transactions costs                                            (101,400)
                                                                 -----------

TOTAL                                                             $3,298,537

Net proceeds distributable to all Partners                         3,298,537
Percentage of proceeds allocable to Limited Partners                    99.3%
                                                                 -----------
Net proceeds distributable to Limited Partners                     3,275,433

Total number of Units                                                 61,063
Distributable net proceeds per Unit                               $       54


TERMS OF THE FINANCINGS

         The General Partner anticipates obtaining a credit facility secured by a first mortgage on Meadow Wood with an initial principal amount of $3,380,000. The General Partner expects that Fannie Mae will be the lender and GMAC Mortgage Corporation will be the loan servicer. The interest rate is expected to equal 85 basis points over the Fannie Mae DMBS index, which would equal 3.33% as of December 31, 2004. The loan term is expected to be 30 days, although it is renewable on an ongoing basis until the credit facility expires on September 1, 2007. The General Partner does not anticipate that any prepayment penalties will be associated with the Meadow Wood Financing. The General Partner also expects the terms of other Financings, if and when completed, will be similar to those of the Meadow Wood Financing. However, there can be no assurance that any Financing will be consummated on the terms and conditions described above, on different terms and conditions, or at all.

                                  THE AMENDMENT

         The Amendment deletes Section 9(c)(xx) of the Partnership Agreement in its entirety, which currently states as follows:

         (c) Limitations on General Partner's Authority - The General Partner shall have no authority to do any act prohibited by law, nor shall the General Partner have any authority to:

                  (xx) Permit the Partnership to obtain financing unless such financing, including all-inclusive and wrap-around loans and interest-only loans, provides for (a) equal periodic payments on a schedule that would be sufficient to fully amortize the loan over not more than a 30-year period; or (b) payments of interest only, or payments of only a portion of the interest and/or principal and accrual of the unpaid portion, in each case for a term of not more than 10 years, provided, that at the end of such ten year period, the payments for the remainder of the term of the financing are equal periodic payments that would be sufficient to fully amortize the then outstanding loan balance (including all accrued interest) over not more than a 20-year period and, further provided, that all accrued interest must be included in calculating the 25% exception referred to below. All financing shall provide that no balloon payment may become due sooner than the earlier of
                  (a) 10 years from the date on which the Partnership acquires the Property, or (b) two years beyond the anticipated holding period of the Property, but less than seven years from the date on which the Partnership acquires the Property. Subject to the foregoing limitations, in the case of a financing or refinancing of a Partnership Property after the date of acquisition in no even may the balloon payment be due earlier than two years beyond the anticipated holding period of the property (which shall be determined from the date of the financing or refinancing). None of the foregoing restrictions shall apply to financing in an aggregate amount of up to 25% of the aggregate of the total purchase price of all Partnership Properties, or 25% of the fair market value of the properties if the Properties are financed subsequent to acquisition, or to interim financing, including construction financing, with a full take-out commitment, or in the event that the Partnership establishes a reserve equal to the amount of the balloon payment and holds the reserve for purposes of making such balloon payment. The foregoing restrictions may be waived or lessened by the General partner without the consent of the Limited Partners, but only with the prior written consent of the Commissioner of Corporations of the State of California or pursuant to a change in the published Rules of the Commissioner.

REASONS FOR THE AMENDMENT

         The Partnership Agreement grants the General Partner the limited authority to enter into financing transactions that provide for full amortization of the loan over a period of not more than 30 years, subject to certain exceptions. The Amendment eliminates this restriction on the General Partner's authority and therefore provides the Partnership greater flexibility with respect to the terms of the Financings, and as a result, could result in Financings on terms more advantageous to the Partnership than permitted under the existing Partnership Agreement. If the Amendment is not adopted, the Partnership may not be able to obtain Financings on terms that would be most favorable to the Partnership. The General Partner is of the opinion that the Financings at the current time would contain loan terms that would be relatively favorable to the Partnership.

                               NO APPRAISAL RIGHTS

         Limited Partners are not entitled to dissenters' appraisal rights under Missouri law or the Partnership Agreement in connection with the Amendment.

                        GENERAL PARTNER'S RECOMMENDATION

         The General Partner recommends that Limited Partners consent to the Amendment. The General Partner is of the opinion that the Amendment is in the best interests of the Partnership and its partners. In making its determination, the General Partner considered the advantages and disadvantages of the proposed Financings and alternatives to such Financings. The General Partner is of the opinion that the Financings at the current time would contain loan terms that would be relatively favorable to the Partnership.

         The General Partner recommends that you consult with your tax and financial advisors as to the ultimate potential impact a Financing will have on you.

                       INFORMATION ABOUT YOUR PARTNERSHIP

         GENERAL. Your Partnership was organized under the Revised Uniform Limited Partnership Act of the State of Missouri on June 23, 1988 for the purpose of acquiring and operating for investment income-producing commercial and multi-family residential properties. The general partner of the Partnership is United Investors Real Estate, Inc., a Delaware corporation. The Partnership's and the General Partner's principal executive offices are located at 55 Beattie Place, P.O. Box 1089, Greenville, South Caroline 29602, and their telephone number is (864) 239-1000.

         Effective February 25, 1998, the General Partner became wholly-owned by AIMCO/IPT, Inc. ("AIMCO/IPT"), a Delaware corporation and subsidiary of AIMCO, when the prior owner of the General Partner merged into AIMCO/IPT. On May 1, 2003, Everest Properties, Inc., a California corporation ("Everest"), acquired all of the capital stock of the General Partner. In connection with this transaction, the General Partner and the Partnership entered into a Services Agreement effective May 1, 2003 (the "Services Agreement") with NHP Management Company ("NHP"), an affiliate of AIMCO, whereby NHP agreed to provide portfolio and property management services for the Partnership. The portfolio management services included the services the General Partner generally performs or procures in connection with the management of the Partnership, subject to certain limitations provided for in the Services Agreement. As compensation for providing the portfolio management services and the property management services, the General Partner paid and assigned over to NHP all of the income, distributions, fees, commissions, reimbursements and other payments payable by the Partnership to the General Partner or any of its affiliates. On February 27, 2004, AIMCO/IPT reacquired from Everest all of the capital stock of the General Partner. As of February 26, 2004, the Services Agreement was terminated. As the sole stockholder of the General Partner, AIMCO/IPT is in a position to remove the current directors and elect the directors of the General Partner and consequently to control the Partnership.

         The Partnership does not have any employees. Management and administrative services are provided by the General Partner and by agents retained by the General Partner. An affiliate of the General Partner has been providing such property management services.

         DISTRIBUTIONS. The following table shows, for each of the years indicated, the distributions paid to all partners for such years.

Year Ended December 31,              Aggregate Amount            Amount Per Unit
-----------------------              ----------------            ---------------
          2001                          $  752,000                    $12.18
          2002                             581,000                      9.42
          2003                             405,000                      6.57
          2004                             579,000                      9.38
         ------                         ----------                   -------
         TOTAL                          $2,317,000                    $37.55


         RECENT ACTIVITY. On September 27, 2004, the Partnership entered into an agreement with Bronson Place Associates, LLC, a Delaware limited liability company (the "Purchaser"), which is an affiliate of the General Partner. Under the terms of the agreement, the Purchaser agreed to purchase Bronson Place for a gross purchase price of $3,800,000, subject to certain conditions.

         Under the terms of the agreement, either party to the agreement could terminate the agreement at any time prior to closing, acting in their sole discretion and for any reason or no reason, upon written notice to the other party. Upon further examination of Bronson Place's market area and its position within that market, the Partnership determined not to sell Bronson Place at this time. On December 10, 2004, the Partnership delivered written notice to the Purchaser of its election to terminate the Purchase Agreement pursuant to its terms.

                                 THE PROPERTIES

         The Properties owned by your Partnership are:

         o Bronson Place Apartments, a 70-unit apartment complex located in Mountlake Terrace, Washington;

         o Defoors Crossing Apartments, a 60-unit apartment complex located in Atlanta, Georgia; and

         o Meadow Wood Apartments, a 85-unit apartment complex located in Medford, Oregon.

         Set forth below is the gross carrying value, accumulated depreciation, depreciable life, method of depreciation, and Federal tax basis for the Properties as of December 31, 2003.

                    GROSS
                    CARRYING   ACCUMULATED    DEPRECIABLE             FEDERAL TAX
     PROPERTY       VALUE      DEPRECIATION      LIFE       METHOD       BASIS
-----------------   --------   ------------   -----------   ------   --------------
                        (in thousands)                               (in thousands)
  Bronson Place      $ 3,898      $1,749       5-40 years    S/L         $2,247
Defoors Crossing       3,612       1,502       5-40 years    S/L          2,084
   Meadow Wood         3,965       1,706       5-40 years    S/L          2,267
      TOTAL          $11,475      $4,957                                 $6,598

         APPRAISAL. The market value of Bronson Place was appraised as of April 28, 2004 by KTR Newmark Real Estate Services LLC, an independent third party appraiser (the "Bronson Place Appraiser"), in an appraisal report dated May 10, 2004 (the "Bronson Place Appraisal").

         The Bronson Place Appraisal stated that its purpose was to estimate the market value of Bronson Place. The Bronson Place Appraisal defined "market value" as the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgably, and assuming that the price is not affected by undue stimulus. The Bronson Place Appraisal stated that implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby buyer and seller are typically motivated, both parties are well informed or well advised and are each acting in what he considers to be his own best interests, a reasonable time is allowed for exposure in the open market, payment is made in US dollars or comparable financial arrangements, and the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. The Bronson Place Appraisal stated that it was based on the following additional assumptions, among others: the accuracy and reliability of information furnished to the Bronson Place Appraiser; the absence of hazardous materials; the absence of any undisclosed liens or encumbrances affecting the use of Bronson Place; and responsible ownership and competent property management.

         The Bronson Place Appraiser stated in the Bronson Place Appraisal that he did not utilize the cost approach to valuation, which is based on the proposition that a purchaser would pay no more for a property than the cost to produce a substitute property with equivalent utility, because of the significant amount of depreciation on Bronson Place. The Bronson Place Appraisal stated that the Bronson Place Appraiser considered the sales comparison approach to valuation, which involves comparison of Bronson Place to comparable properties and adjusting for differences, and gave primary emphasis to the income capitalization approach to valuation, which estimates the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over a period of time. On this basis, the Bronson Place Appraisal stated that the market value of the fee simple estate of Bronson Place was $3,800,000 as of April 28, 2004.

         The market value of Meadow Wood Apartments was appraised as of September 21, 2004 by CBRE CB Richard Ellis, an independent third party appraiser (the "Meadow Wood Appraiser"), in an appraisal report dated September 27, 2004 (the "Meadow Wood Appraisal").

         The Meadow Wood Appraisal stated that its purpose was to estimate the market value of Meadow Wood. The Meadow Wood Appraisal defined "market value" as the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgably, and assuming that the price is not affected by undue stimulus. The Meadow Wood Appraisal stated that implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby buyer and seller are typically motivated, both parties are well informed or well advised and are each acting in what he considers to be his own best interests, a reasonable time is allowed for exposure in the open market, payment is made in US dollars or comparable financial arrangements, and the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. The Meadow Wood Appraisal stated that it was based on the following additional assumptions, among others: the accuracy and reliability of information furnished to the Meadow Wood Appraiser; the absence of hazardous materials; the absence of any undisclosed liens or encumbrances affecting the use of Meadow Wood; and responsible ownership and competent property management.

         The Meadow Wood Appraiser stated in the Meadow Wood Appraisal that it considered as less applicable the cost approach to valuation, which is based on the proposition that a purchaser would pay no more for a property than the cost to produce a substitute property with equivalent utility, because of the significant amount of depreciation on Meadow Wood. The Meadow Wood Appraisal stated that the Meadow Wood Appraiser gave secondary emphasis to the sales comparison approach to valuation, which involves comparison of Meadow Wood to comparable properties that have been sold recently and adjusting for differences, and gave primary emphasis to the income capitalization approach to valuation, which estimates the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over a period of time. On this basis, the Meadow Wood Appraisal stated that the market value of the fee simple estate of Meadow Wood was $5,550,000 as of September 21, 2004.

         No appraisal of Defoors Crossing has been recently performed. A Limited Partner or its representative who has been so designated in writing may obtain a copy of the appraisal report from the Solicitation Agent upon request at the expense of the requesting Limited Partner. The appraisal report is also available for inspection and copying at the Partnership's principal executive offices during its regular business hours by any Limited Partner or its representative who has been so designated in writing.

         AVERAGE RENTAL RATES AND OCCUPANCY. The following table sets forth the average rental rates and occupancy for the Properties during the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002:

                            AVERAGE ANNUAL
                             RENTAL RATES
                              (PER UNIT)                   AVERAGE OCCUPANCY
                     ----------------------------     ----------------------------
   PROPERTY           2004       2003       2002       2004       2003       2002
----------------     ------     ------     ------     ------     ------     ------
 Bronson Place       $9,040     $9,211     $9,784       90%        88%        89%
Defoors Crossing      7,992      8,864      9,288       90%        86%        91%
  Meadow Wood         8,198      8,053      7,951       88%        94%        94%

     REAL ESTATE TAXES AND RATES. The following table sets forth the real estate taxes and rates in 2003 for the Properties:

                                         2003                     2003
       PROPERTY                          TAXES                    RATES
       --------                          -----                    -----
                                    (in thousands)

    Bronson Place                         $52                     1.30%
   Defoors Crossing                       51                      1.79%
     Meadow Wood                          53                      1.46%


     INVESTMENT OBJECTIVES AND POLICIES; SALE OR FINANCING OF INVESTMENTS. In general, your General Partner, together with the property manager, which is an affiliate of the General Partner, regularly evaluates your Partnership's Properties by considering various factors, such as the Partnership's financial position and real estate and capital markets conditions. The General Partner monitors their specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. It oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for the Properties (including any prepayment penalties), tax implications, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the General Partner to sell, finance, refinance, upgrade with capital improvements or hold a Partnership Property. If rental market conditions improve, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making the sale of the Partnership's Properties in private transactions at some point in the future a more viable option than it is currently.

     ADDITIONAL INFORMATION. Your Partnership, AIMCO and AIMCO Properties are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the SEC relating to the business, financial condition and other matters of each of the foregoing entities. Such reports and other information may be inspected at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the world wide web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the material U.S. Federal income tax consequences is based upon current U.S. Federal tax law which is subject to change, possibly with retroactive effect. This summary is for general information only and does not address all aspects of U.S. Federal income taxation that may be relevant in the particular circumstances of each Limited Partner or to Limited Partners subject to special treatment under the Code. In addition, this summary does not address any state, local or foreign tax consequences. However, it should be noted that a Limited Partner could be subject to income taxation by state, local or other taxing authorities where the Properties are located or where the Limited Partner resides. In addition, the Partnership may be obligated to withhold state or local income taxes from any distributions made to a Limited Partner, which withholding may be credited against the Limited Partner's state or local income tax liability. No ruling from the Internal Revenue Service ("IRS") will be requested with respect to the U.S. Federal income tax consequences of the Financings, the distribution of the proceeds of the Financings, the future sale of the Properties or subsequent foreclosures, or the liquidation and dissolution of the Partnership, and, as such, there can be no assurance that the IRS will agree with the summary set forth herein. Accordingly, Limited Partners are urged to consult their tax advisors as to the specific consequences to them of the Amendment, the incurrence of indebtedness with respect to a Property, the distribution of loan proceeds, or a subsequent sale or foreclosure of a Property.

     TAX CONSEQUENCES OF THE AMENDMENT. There will be no Federal or state income tax consequences resulting solely from the approval of the Amendment eliminating certain limitations on the terms of financings that the General Partner may obtain on behalf of the Partnership.

     TAX CONSEQUENCES OF A FINANCING. An increase in a Limited Partner's share of Partnership indebtedness is considered to be a contribution of money to the Partnership, which increases the Limited Partner's basis in his Partnership interest. A partner's share of a Partnership liability for which no partner bears the economic risk of loss, such as is expected to be the case with the Financings, generally is determined based upon the partner's profit sharing ratios (after first allocating such liability to the partners based upon their shares of minimum gain and built-in gain with respect to contributed or revalued property). In the case of a liability for which a partner or related person bears the economic risk of loss, such liability is allocated to the partner who bears such economic risk.

     TAX CONSEQUENCES OF A CASH DISTRIBUTION OF LOAN PROCEEDS. Cash distributed to the Limited Partners from the proceeds of a Financing (or any other source) will be treated as a nontaxable return of capital to a Limited Partner to the extent of such Limited Partner's basis in its Partnership interest and then as gain from the sale or exchange of such Partnership interest to the extent in excess of such basis. A Limited Partner may include in determining the amount of basis of its Partnership interest its allocated share of Partnership indebtedness arising from the Financings. Generally, any gain recognized as a result of a pro rata cash distribution by the Partnership will be capital gain. If a Limited Partner has held its Partnership interest for more than one year, such capital gain will be considered to be long-term capital gain, which in the case of an individual is currently subject to federal income taxation at a maximum rate of 15%. In the event that the Partnership has an Internal Revenue Code (the "Code") Section 754 election in effect, or makes such election, for the taxable year of the distribution, the tax basis of Partnership assets will be increased by the amount of any gain recognized by the partners with respect to the distribution of loan proceeds. This adjustment will result in less gain or greater loss upon the sale of such assets and greater depreciation deductions to the extent such assets are depreciable.

     TAX CONSEQUENCES OF A FUTURE SALE OF PARTNERSHIP PROPERTY OR FORECLOSURE. The description set forth below is a general description of the tax consequences that a partner of the Partnership may incur as a result of a sale of any of the Property or a foreclosure by the lender in the future, assuming that the applicable tax rates and tax laws remain unchanged from those currently in existence. Each partner should consult with his or her own tax advisor to determine his or her particular tax consequences.

     A sale, exchange or other disposition (other than by foreclosure) of any Property by the Partnership would result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the Property and (ii) the Partnership's tax basis (which has been reduced because of prior years' depreciation deductions) in the Property. The amount realized for the Property would be the selling price for the Property, less any expenses of sale, plus any liabilities assumed by the purchaser of the Property or liabilities that the purchaser takes the Property subject to. In addition, the Partnership may recognize COD income to the extent it is unable to satisfy all of other Partnership indebtedness that is not assumed by the purchaser of the Property and to which the Property is not taken subject to. Any taxable gain or loss and COD income will pass through to the partners of the Partnership.

         Under current federal tax law, a transfer of a Property in satisfaction of Partnership indebtedness with respect to the Property that is recourse to the Partnership will result in (A) a deemed sale or exchange of the Property, thereby resulting in a taxable gain or loss equal to the difference between the lesser of (i) the fair market value of the Property or (ii) the amount of such indebtedness, and the tax basis (which has been reduced because of prior years' depreciation deductions) of the Property and (B) COD income, if any, to the extent the amount of the indebtedness exceeds the fair market value of the Property plus the amount of other Partnership indebtedness that is not repaid and to which the Property is not taken subject to. Under current federal tax law, a transfer of a Property in satisfaction of Partnership indebtedness that is nonrecourse as to the Partnership will result in (A) a deemed sale or exchange of the Property, thereby resulting in taxable gain or loss equal to the difference between the amount the mortgage indebtedness and the tax basis (which has been reduced because of prior year's depreciation deductions) of the Property and (B) COD income, if any, to the extent that other Partnership indebtedness is not repaid and to which the Property is not taken subject to. This taxable gain and COD income, if any, will pass through and will be taxable to the partners of the Partnership.

     Any gain or loss recognized as a result of the transfer of any Property may be characterized for taxation purposes as ordinary or capital, or a combination of both. To the extent that any part of a Property being sold consists of depreciable personal property under Code Section 1245 or depreciable real property under Code Section 1250, gain on a sale of such Property may be treated as ordinary income. Some portion of any gain recognized on the Property may be considered "unrecaptured section 1250 gain" that is taxable at a maximum Federal individual rate of 25%. Generally, the unrecaptured Code
Section 1250 gain tax rate applies only to individuals and certain other noncorporate taxpayers. Gain in excess of Code Section 1245 and Code Section 1250 gain and unrecaptured Code Section 1250 gain generally will be taxed as Code Section 1231 gain, which may be taxed at capital gain rates (currently, the maximum capital gains tax rate applicable to individuals and certain other noncorporate taxpayers is 15%) depending upon your individual tax circumstances. Any loss from a disposition of the Property may be characterized as ordinary loss, subject to certain rules that may require a partner to re-characterize the loss as capital loss depending upon such partner's particular circumstances. Any COD income would be taxable as ordinary income at a maximum Federal individual rate of 35.0%. The rates set forth above are the Federal tax rates that are currently in effect.

     The proceeds available for distribution to the partners of the Partnership in the event of a sale of the Property or a foreclosure by the lender may be less than any tax liabilities resulting from such sale or foreclosure. This scenario may arise where the value of the Property is less than or does not sufficiently exceed the indebtedness secured by the Property to allow for adequate distributions to the Limited Partners for tax liabilities. Further, this scenario is more likely to arise as a result of the distribution of proceeds from the Financings. Accordingly, a Limited Partner may need to use funds from other sources to satisfy any such tax liabilities.

     If a partner possesses suspended tax losses, tax credits, or other items of tax benefit, a partner may be able to use such items to reduce any tax liability that arises with respect to any gain recognized as a result of the sale of the Property or a foreclosure by the lenders.

SINCE THE TAX CONSEQUENCES TO A PARTICULAR PARTNER OF THE FINANCING, A SALE OF THE PARTNERSHIP'S ASSETS, OR A FORECLOSURE ARE DEPENDENT IN PART ON FACTS THAT ARE UNIQUE TO EACH PARTNER, EACH PARTNER IS URGED TO CONSULT HIS OR HER TAX ADVISORS AS TO THE EXACT CONSEQUENCES TO HIM OR HER OF SUCH ACTIONS, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Except as noted below, no person or entity was known by the General Partner to be the beneficial owner of more than 5% of the units of the Partnership as of December 31, 2004. Neither the General Partner nor any director or officer of the General Partner owns any units.

ENTITY                                                     NUMBER OF UNITS               PERCENT OF TOTAL

AIMCO Properties, L.P. (an affiliate of AIMCO)                      24,341                        39.86%
AIMCO IPLP, L.P. (an affiliate of AIMCO)                                88                         0.14%

     AIMCO IPLP, L.P. is indirectly ultimately owned by AIMCO. Its business address is 55 Beattie Place, Greenville, South Carolina 29602. AIMCO Properties, L.P. is also indirectly ultimately controlled by AIMCO. Its principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and its telephone number is (303) 757-8101.

                         RECORD DATE; CONSENTS REQUIRED

     The Partnership has fixed February [__], 2005 as the Record Date for determining Limited Partners entitled to notice of and to consent to the Amendment. Only Limited Partners of record on the Record Date may execute and deliver a Consent Form.

     Approval of the Amendment requires the consent of a majority in interest of the Limited Partners of the Partnership. As of the Record Date, there were 61,063 units of Limited Partnership interest issued and outstanding. AIMCO Properties and its affiliates currently own 24,429, or approximately 40%, of the outstanding units. AIMCO

Properties and its affiliates have notified the General Partner that, with respect to their units, they will consent in writing to the Amendment. Therefore, the written consent of other Limited Partners owning in the aggregate at least 6,108.61, or approximately 10.01%, of the total outstanding units is required for approval of the Amendment. The Amendment will become effective on date immediately after the Expiration Date, provided the requisite consents from Limited Partners have been received. Abstentions will not be counted as consents in favor of the Amendment.

                            SOLICITATION OF CONSENTS

     Consents will be solicited by mail, telephone, e-mail and in person. Solicitations may be made by the Solicitation Agent, or by representatives of the General Partner, none of whom will receive additional compensation for such solicitations. The cost of preparing, assembling, printing and mailing this Consent Solicitation Statement and the enclosed Consent Form will be borne by the Partnership. The fees and expenses of the Solicitation Agent are expected to be $3,500 and will be borne by the Partnership.

                               CONSENT PROCEDURES

     LIMITED PARTNERS WHO DESIRE TO CONSENT TO THE AMENDMENT SHOULD DO SO BY MARKING THE APPROPRIATE BOX ON THE CONSENT FORM INCLUDED HEREWITH, AND SIGNING, DATING AND DELIVERING THE CONSENT FORM TO THE SOLICITATION AGENT BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH BELOW AND ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND THEREIN.

     All Consent Forms that are properly completed, signed and delivered and not properly revoked (See "Revocation of Instructions" below) prior to the Expiration Date, will be given effect in accordance with the specifications thereof. Abstentions on the enclosed Consent Form will be treated as a vote against the Amendment for purposes of determining whether the requisite vote has been obtained. IF A CONSENT FORM IS DELIVERED AND NONE OF THE "CONSENTS," THE "WITHHOLDS CONSENT" NOR THE "ABSTAIN" BOX IS MARKED, BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE AMENDMENT.

     Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the units is registered. If the units to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

     The execution and delivery of a Consent Form will not affect a Limited Partner's right to sell or transfer its units. All Consent Forms received by the Partnership or the Solicitation Agent (and not properly revoked) prior to the Expiration Date will be effective notwithstanding a record transfer of such units subsequent to the Record Date, unless the Limited Partner revokes such Consent Form prior to midnight, New York City time, on the Expiration Date by following the procedures set forth under "Revocation of Instructions" below.

     All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by the General Partner in its sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with the deliveries of Consent Forms must be cured within such time as the General Partner determines. Neither the General Partner nor any of its affiliates or any other persons shall be under any duty to give any notification of any such defects of irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by the General Partner shall be conclusive and binding.

                           REVOCATION OF INSTRUCTIONS

     Any Limited Partner who has delivered a Consent Form may revoke the instructions set forth in such Consent Form by delivering to the Solicitation Agent a written notice of revocation prior to midnight, New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "CONSENTS," "WITHHOLDS CONSENT" or "ABSTAINS," as the case may be, or in a writing delivered to the Solicitation Agent stating that the prior Consent Form is revoked, (iii) be signed by the Limited Partner in the same manner as the original signature on the Consent Form, and (iv) be received by the Solicitation Agent prior to midnight, New York City time, on the Expiration Date at its address set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. NO LIMITED PARTNER MAY REVOKE THE INSTRUCTIONS SET FORTH IN A CONSENT FORM AFTER MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.


                       UNITED INVESTORS INCOME PROPERTIES

             By: UNITED INVESTORS REAL ESTATE, INC., General Partner




                                                THE SOLICITATION AGENT IS:

                                                  THE ALTMAN GROUP, INC.

     By Mail, Overnight Courier or Hand:              By Facsimile:                   For Information please call:


          1275 Valley Brook Avenue                    (201) 460-0050                    TOLL FREE (800) 217-9608
         Lyndhurst, New Jersey 07071


                                PRELIMINARY COPY
                       UNITED INVESTORS INCOME PROPERTIES

                           CONSENT OF LIMITED PARTNER

     The undersigned, a limited partner of United Investors Income Properties, a Missouri limited partnership (the "Partnership"), and the holder of units ("Units") of limited partnership interest in the Partnership, acting with respect to all of the Units owned by the undersigned, hereby:

         [__] Consents          [__] Withholds Consent          [__] Abstains

with respect to an amendment (the "Amendment") that deletes Section 9(c)(xx) of the Partnership's Agreement of Limited Partnership in its entirety.

IF NO ELECTION IS SPECIFIED, ANY OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT.

The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated February [__], 2005. THIS CONSENT IS SOLICITED ON BEHALF OF UNITED INVESTORS INCOME PROPERTIES, BY UNITED INVESTORS REAL ESTATE, INC., THE GENERAL PARTNER. A fully completed, signed and dated copy of this Consent Form should be sent to the Solicitation Agent by mail or overnight courier to the address specified below, or by fax to the fax number specified below, prior to midnight, New York City time on February [__], 2005.

Dated:  ____________, 2005

By:
   --------------------------------------------------------------------

--------------------------------------------------------------------
Please Print Name

If held jointly:

By:
   --------------------------------------------------------------------

--------------------------------------------------------------------
Please Print Name

Please sign exactly as you hold your Partnership Units. When signing as an attorney-in-fact, executors, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.

                                                THE SOLICITATION AGENT IS:

                                                  THE ALTMAN GROUP, INC.

     By Mail, Overnight Courier or Hand:             By Facsimile:                   For Information please call:


          1275 Valley Brook Avenue                    (201) 460-0050                    TOLL FREE (800) 217-9608
         Lyndhurst, New Jersey 07071


                                    EXHIBIT A

                                  LEGAL OPINION

                                 Bryan Cave LLP
                              One Kansas City Place
                          1200 Main Street, Suite 3500
                              Kansas City, MO 64105


January 11, 2005



United Investors Income Properties
c/o United Investors Real Estate, Inc.,
  its General Partner


RE:      PROPOSED AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP

Ladies and Gentlemen:

We have been requested by United Investors Real Estate, Inc., a Delaware corporation (the "GENERAL PARTNER"), in its capacity as General Partner of United Investors Income Properties, a Missouri limited partnership (the "PARTNERSHIP"), to review the proposed Amendment to Agreement of Limited Partnership attached hereto as EXHIBIT A (the "AMENDMENT") relating to the Agreement of Limited Partnership of the Partnership dated as of July 27, 1988 (the "PARTNERSHIP AGREEMENT"). The General Partner has requested this opinion in satisfaction of the requirements of Section 16(b) of the Partnership Agreement. Terms not otherwise defined herein shall have the meaning ascribed thereto in the Partnership Agreement.

We have examined the law of the State of Missouri, the Partnership Agreement, the Amendment and such other certified proceedings and documents as we deem necessary to render this opinion. As to questions of fact material to our opinion, we have relied upon representations of the General Partner, without undertaking to verify the same by independent investigation and that such representations continue to be true and correct in all material respects on the date of this opinion. In addition, we have relied, without independent investigation, on representations by the General Partner that all of the conditions to the Amendment being effective, other than the receipt of this opinion, will be satisfied by the General Partner prior to the effective date of the Amendment.

Based upon the foregoing, we are of the opinion, under existing law, that the adoption and application of the Amendment will not, in and of itself, have an effect on the liability of the Limited Partners for the debts of the Partnership.

We have not examined or undertaken any analysis of the status of the liability of the Limited Partners for the debts of the Partners, other than the effect of the adoption and application of the Amendment, nor have we undertaken any investigation of any facts relating thereto. The opinion set forth above is expressly limited to the impact that the Amendment would have on the liability of the Limited Partners for the debts of the Partnership and may not be taken to imply, nor shall any person infer, that we have examined the liability of the Limited Partners for the debts of the Partnership immediately prior to the adoption and application of the Amendment or any subsequent event or occurrence supporting which might affect the liability of the Limited Partners for the debts of the Partnership.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of Missouri and the laws of the United States of America. The opinions expressed above concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Missouri and the United States of America as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

The opinions expressed herein are intended for the sole and exclusive use and benefit of the addressees hereof and are not to be quoted in whole or in part or given to any third parties, including any governmental authorities, without our express written permission. The opinions expressed herein are not to be relied upon by any person other than the addressees hereof for any purposes whatsoever and is qualified to the extent described above.


Very truly yours,

/s/ Bryan Cave LLP

BRYAN CAVE LLP

SSS/DER

                                    EXHIBIT A
                                FORM OF AMENDMENT

                       UNITED INVESTORS INCOME PROPERTIES

                                  AMENDMENT TO
                        AGREEMENT OF LIMITED PARTNERSHIP


     This Amendment to the Agreement of Limited Partnership ("Amendment") is effective as of the ___ day of ______ 2005 (the "Effective Date"), and is entered into by and among United Investors Real Estate, Inc., a Delaware corporation (the "General Partner") and the limited partners (the "Limited Partners") of United Investors Income Properties, a Missouri limited partnership (the "Partnership").

     WHEREAS, The General Partner, on behalf of the Partnership, submitted a Consent Solicitation Statement, dated February __, 2004, to the Limited Partners seeking approval of this Amendment;

     WHEREAS, A majority in interest of the Limited Partners have consented to this Amendment.

     NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

     1. Section 9(c)(xx) of the Partnership Agreement is deleted in its entirety.

     2. Capitalized terms used in this Amendment shall, unless otherwise defined herein, have the same meanings ascribed to them in the Partnership Agreement.

     3. This Amendment may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Amendment shall be sufficient for all purposes without producing or accounting for any other counterpart thereof.

     4. The Partners shall execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Amendment.

     5. This Amendment shall be governed by and construed as to validity, enforcement, interpretations, construction, effect and in all other respects by the internal laws of the State of Missouri.

     6. If any provision or provisions herein are determined to be invalid or contrary to any existing or future law, such provisions shall be deemed void and of no effect and such invalidity shall not impair the operation of or affect those portions of this Amendment which are valid.

     7. Except as set forth above, all of the terms and provisions of the Partnership Agreement remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the Effective Date.


GENERAL PARTNER:                      UNITED INVESTORS REAL ESTATE, INC.
                                      a Delaware corporation

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


LIMITED PARTNERS:                     Each Limited Partner whose name appears on
                                      Exhibit A to the Partnership Agreement

                                     By:     United Investors Real Estate, Inc.
                                             Their Attorney-In-Fact

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------